UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2007
UTIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50589 (Commission File Number)	75-2340624 (IRS Employer Identification No.)

7 New England Executive Park, Suite 610, Burlington, MA (Address of Principal Executive Offices)	01803 (Zip Code)
Registrant’s telephone number, including area code: (781) 229-2589
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sale of Equity Securities.
Item 3.03. Material Modification to Rights of Security Holders.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     The response to this item is set forth in Item 3.02 below and is expressly incorporated herein by reference.
Item 3.02. Unregistered Sale of Equity Securities.
     On September 24, 2007, UTIX Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with a group of accredited investors (the “Investors”) for the sale of shares of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”). Pursuant to the Purchase Agreement, the Company may sell in one or more closings up to 6,153,846 shares of Series C Preferred Stock for $0.65 per share, resulting in gross proceeds of up to $4,000,000. Additionally, the Investors will receive that number of warrants (the “Warrants”) to purchase the Company’s Common Stock equal to 30% of the shares of Series C Preferred Stock purchased in the offering. In the Purchase Agreement, the Company also made customary representations and warranties, and each party agreed to indemnify the other for any breaches of any representations, warranties and covenants included in the Purchase Agreement. On September 28, 2007, the Company completed the first closing under the Purchase Agreement, selling 1,653,850 shares of Series C Preferred Stock and 496,156 Warrants, resulting in gross proceeds of $1,075,003. The Series C Preferred Stock is convertible at any time into shares of Common Stock, initially on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained in the Certificate (defined below).
     The Warrants are immediately exercisable at an exercise price of $1.00 (the “Exercise Price”) and are exercisable at any time prior to September 24, 2012. In addition to customary adjustments of shares and Exercise Price in connection with stock splits, recapitalizations, dividends and the like, the Warrants contain a broad-based weighted-average anti-dilution provision which is triggered by sales of Common Stock or other securities convertible into Common Stock for a price per share that is less than the Exercise Price in effect at such time. The Warrants also contain a cashless exercise provision, which allows the holder to exercise the Warrants and receive shares of Common Stock by canceling shares of Common Stock issuable under the Warrant in lieu of paying the Exercise Price in cash.
     The Company has the right to call the Warrants at a price equal to $0.01 per share if, after the effective date of the Registration Statement, the closing price of the Common Stock for each of 20 consecutive trading days exceeds $2.00 per share (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock); provided, however, that at any given time, the Company may not call more than the lesser of (i) 20% of the aggregate amount of Warrants initially issued, or (ii) the number of remaining Warrants held by the holders thereof.
     The Investors and the Company are also parties to a Registration Rights Agreement, dated as of September 24, 2007 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file, within 30 days of the last closing under the Purchase Agreement, a registration statement covering the resale of the shares of Common Stock underlying both the Series C Preferred Stock and the Warrants issued to the Investors. In the Registration Rights Agreement, the Company agreed to such other undertakings as are customary with respect to the filing of such registration statements. The Company also agreed to indemnify the Investors for any losses resulting from, among other things, material misstatements or omissions in the registration statement filed pursuant to the Registration Rights Agreement.
     In connection with the offer and sale of the Series C Preferred Stock and the Warrants, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Company believes that the Investors are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act.
     The Purchase Agreement, Registration Rights Agreement and a form of Warrant will be filed with the Company’s Form 10-KSB for the year ended September 30, 2007.
Item 3.03. Material Modification to Rights of Security Holders.
     On September 24, 2007, the Company filed a Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock (the “Certificate”), designating a new series of preferred stock of the Company. Among others, the Certificate contains the following provisions:
•	The stated value of each share of Series C Preferred Stock is $0.65 (the “Stated Value”);

•	Dividends on the Series C Preferred Stock may be declared an paid from time to time as determined by the Board of Directors;

•	Upon the liquidation, dissolution or winding up of the Company, the Series C Preferred Stock is entitled to receive the Stated Value, plus any declared but unpaid dividends on the Series C Preferred Stock, prior and in preference to all other equity securities of the Company, including the Common Stock;

•	The Series C Preferred Stock will vote on an as-converted basis with the Common Stock;

•	The Series C Preferred Stock contains broad-based weighted-average anti-dilution protection, which will increase the number of shares of Common Stock into which the Series C Preferred Stock is convertible, if the Company sells additional shares of Common Stock or other securities convertible into Common Stock for a price per share less than the Series C Preferred Stock Conversion price in effect at such time;

•	The Series C Preferred Stock is convertible into Common Stock at any time, initially on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions in the Certificate; and

•	Holders of a majority of the Series C Preferred Stock have the right to vote on whether the Company (i) issues securities senior in preference to the Series C Preferred Stock, (ii) enters into certain corporate transactions, (iii) incurs debt in the excess of $500,000, (iv) amend, alter or repeal the Company’s certificate of incorporation or by-laws, or (v) pay any dividend.
     The Certificate will be filed with the Company’s Form 10-KSB for the year ended September 30, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTIX Group, Inc.
By:	/s/ Anthony G. Roth
Anthony G. Roth
President and Chief Executive Officer

DATE: October 4, 2007